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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 1, 2000
REGISTRATION NO. 34-_______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                 AMENDMENT 1 TO
                                    FORM 8-A

                                  ------------

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                  ------------

                         TRUEVISION INTERNATIONAL, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                                  ------------

            Delaware                                     84-1080044
           (State or                          (I.R.S. Employer Identification
  Jurisdiction of Incorporation                           Number)
        or Organization)

                            ------------------------
                            1720 Louisiana Boulevard
                                    Suite 100
                          Albuquerque, New Mexico 87110
                                  505-256-3534
                        (Address and Telephone Number of
                          Principal Executive Offices)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                     Name of each exchange on which
to be so registered                     each class is to be registered
-------------------                     ------------------------------
Common Stock, $.001 par value           Boston Stock Exchange and
                                        Over-the-Counter Bulletin Board

Redeemable Common Stock                 Boston Stock Exchange and
         Purchase Warrants              Over-the-Counter Bulletin Board

Units Consisting of One Share           Boston Stock Exchange and
         Of Common Stock and One        Over-the-Counter Bulletin Board
         Redeemable Common Stock
         Purchase Warrant

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Securities Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Securities Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]


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         Securities Act registration statement file number to which this form relates:

                                    333-86981

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

                               (Title of Classes)

================================================================================

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  The securities to be registered are shares of Common stock, par value $.001 per share ("Common Stock"), of TrueVision International, Inc. ("Registrant"), Redeemable Common Stock Purchase Warrants and Units, consisting of one share of Common Stock and one Redeemable Common Stock Purchase Warrants, each exercisable to purchase one share of Common Stock at an exercise price of $10.80 per share. A description of the Common Stock, the Redeemable Common Stock Purchase Warrants and the Units is set forth under the caption "Description of Securities" in the Registrant's Registration Statement on Form SB-2 (Reg No. 333-86981), as amended, which has been filed by the Registrant with the Securities and Exchange Commission ("Commission"), and will be included in a form of prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933. Such prospectus and description is incorporated by reference herein.

ITEM 2.           EXHIBITS.

         1.1 Registrant's Registration Statement on Form SB-2 (incorporated by reference to the entirety of the Registrant's Registration Statement on Form SB-2 (Reg No. 333-86981), filed with the Commission on September 13, 1999.

         1.2 Amendment No. 1 to Registrant's Registration Statement on Form SB-2 (incorporated by reference to the entirety of the Registrant's Registration Statement on Form SB-2 (Reg No. 333-86981), filed with the Commission on October 25, 1999.

         1.3 Amendment No. 2 to Registrant's Registration Statement on Form SB-2 (incorporated by reference to the entirety of the Registrant's Registration Statement on Form SB-2 (Reg No. 333-86981), filed with the Commission on December 15, 1999.

         1.4 Amendment No. 3 to Registrant's Registration Statement on Form SB-2 (incorporated by reference to the entirety of the Registrant's Registration Statement on Form SB-2 (Reg No. 333-86981), filed with the Commission on December 23, 1999.

         1.5 Amendment No. 4 to Registrant's Registration Statement on Form SB-2 (incorporated by reference to the entirety of the Registrant's Registration Statement on Form SB-2 (Reg No. 333-86981), filed with the Commission on April 14, 2000.

         1.6 Amendment No. 5 to Registrant's Registration Statement on Form SB-2 (incorporated by reference to the entirety of the Registrant's Registration Statement on Form SB-2 (Reg No. 333-86981), filed with the Commission on May 4, 2000.


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         1.7      Amendment No. 6 to Registrant's Registration Statement on Form
                  SB-2 (incorporated by reference to the entirety of the Registrant's Registration Statement on Form SB-2 (Reg No. 333-86981), filed with the Commission on May 24, 2000.

         1.8 Certificate of Incorporation, and an Amendment thereto, of the Registrant (incorporated by reference to Exhibits 3.1 and 3.2 to the Registrant's Registration Statement on Form SB-2 (Reg No. 333-86981), filed with the Commission on September 13, 1999.

         1.9 Bylaws, and two Restated and Amended Bylaws, of the Registrant (incorporated by reference to Exhibits 3.5, 3.6 and 3.7 to the Registrant's Registration Statement on Form SB-2 (Reg No. 333-86981), filed with the Commission on September 13, 1999.

         1.10 Form of Common Stock certificate (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form SB-2 (Reg No. 333-86981), filed with the Commission on December 23, 1999.

         1.11 Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form SB-2 (Reg No. 333-86981), filed with the Commission on December 23, 1999.

         1.12     Form of Unit certificate (incorporated by reference to Exhibit
                  4.8 to the Registrant's Registration Statement on Form SB-2 (Reg No. 333-86981), filed with the Commission on December 23, 1999.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      TRUEVISION INTERNATIONAL, INC.

                                      By: /s/ John C. Homan
                                         ----------------------------------
                                               John C. Homan
                                      President and Chief Executive Officer

Dated: June 1, 2000


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